UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739	84-0962308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 5, 2012, Ramtron International Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders at which stockholders:

(a) elected to the Board of Directors of the Company six directors to serve until the next annual meeting;

(b) approved the Company’s 2012 Incentive Award Plan; and

(c) ratified the appointment of Ehrhardt Keefe Steiner & Hottman PC, as independent auditors of the Company for the fiscal year ending December 31, 2012.

All nominees for director were elected, with voting as detailed below:

Nominee	Votes For	Withheld	Broker Non-Votes
William G. Howard, Jr.	14,690,912	4,584,589	12,122,549
Eric A. Balzer	15,746,964	3,528,547	12,122,549
William L. George	14,961,969	4,313,532	12,122,549
Theodore J. Coburn	14,995,221	4,280,280	12,122,549
Eric Kuo	15,089,005	4,186,496	12,122,549
James E. Doran	15,882,410	3,393,091	12,122,549

The Company’s 2012 Incentive Award Plan was approved, with voting as detailed below:

For	Against	Abstain	Broker Non-Votes
10,613,662	8,503,773	158,066	12,122,549

The appointment of Ehrhardt Keefe Steiner & Hottman PC, as independent auditors of the Company for the fiscal year ending December 31, 2012 was ratified, with voting as detailed below:

For	Against	Abstain
28,017,169	2,821,763	559,118

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards

Gery E. Richards

Chief Financial Officer

(Principal Accounting Officer and

Duly Authorized Officer of the

Registrant)

Dated: June 8, 2012